                                                             Exhibit 11
                                                             Page 1 of 2
THE DIAL CORP
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(000 omitted)

                                                     Quarter ended
                                                     June 30,
                                                     -------------------
Primary:                                               1994       1993
                                                     --------   --------

Net income                                          $ 43,393   $ 39,673
Less: Preferred stock dividends                         (281)      (280)
                                                     --------   --------

                                                    $ 43,112   $ 39,393
                                                     ========   ========

Average common shares outstanding (1) before
   common equivalents                                 84,788     84,470

Common equivalent stock options                        1,752      1,384
                                                     --------   --------

Average common and equivalent shares                  86,540     85,854
                                                     ========   ========


Net income per share (dollars)                      $   0.50   $   0.46
                                                     ========   ========

   (1)The average outstanding common and equivalent shares does not include 7,180 shares held by the Employee Equity Trust (the "Trust") at June 30, 1994. Shares held by the Trust are not considered outstanding for net income per share calculations until the shares are released from the Trust.

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

                             Quarter ended June 30,
                             -------------------------------------------
                               1994                    1993
                             -------------------     -------------------
                              Common                  Common
Fully Diluted:                Shares     Income       Shares     Income
                             --------   --------     --------   --------

Average common and
   equivalent shares
   and net income
   per above                  86,540   $ 43,112       85,854   $ 39,393

Common equivalent stock
   options
                             --------   --------     --------   --------

                              86,540   $ 43,112       85,854   $ 39,393
                             ========   ========     ========   ========


Net income per
   share (dollars)                     $   0.50                $   0.46
                                        ========                ========




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                                                             Exhibit 11
                                                             Page 2 of 2
THE DIAL CORP
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(000 omitted)

                                                     Six months ended
                                                     June 30,
                                                     -------------------
Primary:                                               1994       1993
                                                     --------   --------

Net income                                          $ 60,603   $ 54,304
Less: Preferred stock dividends                         (561)      (561)
                                                     --------   --------

                                                    $ 60,042   $ 53,743
                                                     ========   ========

Average common shares outstanding (1) before
   common equivalents                                 84,612     84,210

Common equivalent stock options                        1,676      1,644
                                                     --------   --------

Average common and equivalent shares                  86,288     85,854
                                                     ========   ========


Net income per share (dollars)                      $   0.70   $   0.63
                                                     ========   ========

   (1)The average outstanding common and equivalent shares does not include 7,180 shares held by the Employee Equity Trust (the "Trust") at June 30, 1994. Shares held by the Trust are not considered outstanding for net income per share calculations until the shares are released from the Trust.

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

                             Six months ended June 30,
                             -------------------------------------------
                               1994                    1993
                             -------------------     -------------------
                              Common                  Common
Fully Diluted:                Shares     Income       Shares     Income
                             --------   --------     --------   --------

Average common and
   equivalent shares
   and net income
   per above                  86,288   $ 60,042       85,854   $ 53,743

Common equivalent stock
   options
                             --------   --------     --------   --------

                              86,288   $ 60,042       85,854   $ 53,743
                             ========   ========     ========   ========


Net income per
   share (dollars)                     $   0.70                $   0.63
                                        ========                ========
